Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Mary Kay Ladone, Senior Vice President, Corporate Development, Strategy and Investor Relations	Contact:	Lorna Williams, Executive Director, Investor Relations and Strategy
Phone:	312-819-9387	Phone:	312-233-7799
Email:	marykay.ladone@hillrom.com	Email:	lorna.williams@hillrom.com

Media
Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	howard.karesh@hillrom.com

Hillrom Shareholders Approve Acquisition By Baxter

CHICAGO, December 2, 2021 – Hillrom (NYSE: HRC) today announced that its shareholders have voted to approve the previously announced pending acquisition by Baxter International Inc. (NYCE: BAX) at a special meeting. Hillrom shareholders voted overwhelmingly in favor of the transaction. Under the terms of the merger agreement, Hillrom shareholders will receive $156.00 per share in cash for every share of Hillrom stock they own immediately prior to the effective time of the merger.

“The strong support of our investors over the years and in today’s shareholder vote is an important validation of our vision of Advancing Connected Care™, and we are proud of the significant shareholder value creation that has occurred due to Hillrom’s transformation,” said Hillrom President and CEO John Groetelaars. “I would like to thank the global Hillrom team, 10,000 associates whose passion to enhance outcomes for patients and caregivers has led to this truly momentous occasion in our 100-plus year history.”

Based on a preliminary tabulation of the shareholder vote, approximately 99% of all votes cast, which represents approximately 70% of all outstanding shares on October 18, 2021, the record date for the special meeting, were voted in favor of the merger.

The transaction is subject to customary closing conditions, including the receipt of required regulatory approvals. The transaction is expected to close in 2021 or early 2022.

The final voting results on the proposals voted on at the special meeting will be set forth in a Form 8-K filed by Hillrom with the U.S. Securities and Exchange Commission.

About Hillrom
Hillrom is a global medical technology leader whose 10,000 employees have a single purpose: enhancing outcomes for patients and their caregivers by Advancing Connected Care™. Around the world, our innovations touch over 7 million patients each day. They help enable earlier diagnosis and treatment, optimize surgical efficiency and accelerate patient recovery while simplifying clinical communication and shifting care closer to home. We make these outcomes possible through digital and connected care solutions and collaboration tools, including smart bed systems, patient monitoring and diagnostic technologies, respiratory health devices, advanced equipment for the surgical space and more, delivering actionable, real-time insights at the point of care. Learn more at hillrom.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements concerning general economic conditions, our financial condition, results of operations, cash flows and business and our expectations or beliefs concerning future events, including the demand for our products, the ability to operate our manufacturing sites at full capacity, future supplies of raw materials for our operations, product launches, share repurchases, international market conditions, expectations regarding our liquidity, our capital spending, plans for future acquisitions and divestitures, and our operating plans; and any statements using phases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases are forward-looking statements that involve certain factors, risks and uncertainties that could cause Hillrom’s actual results to differ materially from those anticipated. Such factors, risks and uncertainties include:  (1) the future impact of the COVID-19 pandemic on Hillrom’s business, including but not limited to, the impact on its workforce, operations, supply chain, demand for products and services, and Hillrom’s financial results and condition; (2) Hillrom’s ability to successfully manage the challenges associated with the COVID-19 pandemic; (3) increasing regulatory focus on privacy and data security issues; (4) breaches or failures of Hillrom’s information technology systems or products, including by cyberattack, unauthorized access or theft; (5) failures with respect to compliance programs; (6) Hillrom’s ability to achieve expected synergies from acquisitions; (7) risks associated with integrating recent acquisitions; (8) global economic conditions; (9) demand for and delays in delivery of Hillrom’s products; (10) Hillrom’s ability to develop, commercialize and deploy new products; (11) changes in regulatory environments; (12) the effect of adverse publicity; (13) the impact of competitive products and pricing; (14) Hillrom’s ability to maintain or increase margins; (15) the potential loss of key distributors or key personnel; (16) the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any applicable healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; (17) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction;  (18) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (19) risks related to disruption of management’s attention from Hillrom’s ongoing business operations due to the transaction; (20) the effect of the announcement of the transaction on the ability of Hillrom to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (21) the ability to meet expectations regarding the timing and completion of the transaction; (22) uncertainty regarding actual or potential legal proceedings; (23) risks associated with transaction-related litigation; and (24) the other risks listed from time to time in Hillrom’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Hillrom’s Annual Report on Form 10-K for the year ended September 30, 2021, and in other documents filed by Hillrom with the SEC, including subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.  Hillrom is providing the information in this release as of this date and assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.